AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

of

Dividend and Income Fund

(a Delaware Statutory Trust)

As of March 11, 2015

TABLE OF CONTENTS

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

DIVIDEND AND INCOME FUND

AGREEMENT AND DECLARATION OF TRUST made as of May 8, 2012, by the Trustees hereunder, and amended and restated as of June 21, 2013, and as amended on March 12, 2014, May 1, 2014, and June 11, 2014.

WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereunder;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth and;

WHEREAS, the parties hereto intend that the Trust created by this Declaration (as defined below) and the Certificate of Trust filed with the Secretary of State of the State of Delaware on May 8, 2012, shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration shall constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets that they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE I.

Name and Definitions

Section 1. Name

This Trust shall be known as the “Dividend and Income Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2. Definitions

Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time;

(b) “Administrator” means a party furnishing services to the Trust pursuant to any administration contract described in Article III, Section 7(a) hereof;

(c) “Affiliated Person” has the applicable meaning given it in the 1940 Act;

(d) “Assignment” has the meaning given it in Section 2(a)(4) of the 1940 Act;

(e) “Bylaws” mean the Bylaws of the Trust as amended or restated from time to time, which Bylaws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(f) “Certificate of Trust” means the certificate of trust as amended or restated from time to time, filed by Peter K. Werner in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

(g) “Class” means any division of Shares within a Series established in accordance with the provisions of Article II hereof;

(h) “Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

(i) “Commission” has the meaning given it in the 1940 Act;

(j) “Continuing Trustee” means (i) each of Bruce B. Huber, James E. Hunt, Peter K. Werner and Thomas B. Winmill (the “Current Trustees”) , (ii) trustees whose nomination for election by the Trust’s Shareholders or whose election by the trustees to fill vacancies on the board of trustees is approved by a majority of the Current Trustees then serving on the board of trustees or (iii) any successor trustees whose nomination for election by the Shareholders or whose election by the trustees to fill vacancies is approved by a majority of Continuing Trustees or the successor Continuing Trustees then in office. Notwithstanding anything to the contrary herein, this definition of “Continuing Trustee” can only be amended by a written instrument signed by a majority of the Continuing Trustees then in office;

(k) “Declaration” means this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time;

(l) “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;

(m) “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder and exemptions granted therefrom, both as amended from time to time;

(n) “Interested Person” has the meaning given it in Section 2(a)(19) of the 1940 Act;

(o) “Investment Adviser” means a party furnishing services to the Trust pursuant to any investment advisory contract described in Article III, Section 7(a) hereof;

(p) “Person” means and includes natural persons, corporations, partnerships, limited partnerships, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, custodians, nominees and any other individual or entity in its own or any representative capacity, any syndicate or group deemed to be a person under

Section 14(d)(2) of the Exchange Act, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign;

(q) “Principal Underwriter” has the meaning given it in Section 2(a)(29) of the 1940 Act;

(r) “Securities Act” means the Securities Act of 1933, as amended;

(s) “Series” or “Series of Shares” means a series of Shares of the Trust established in accordance with the provisions of Article II hereof;

(t) “Shareholder” means as of any particular time the holders of record of outstanding Shares of the Trust, at such time;

(u) “Shares” means the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares; “Shares” also means (1) any preferred shares which may be issued from time to time, and (2) if more than one Series or Class of Shares is authorized by the Trustees, the transferable units of beneficial interest (including fractions of Shares as well as whole Shares) into which each Series or Class of shares shall be divided from time to time;

(v) “Trust” means the Delaware statutory trust established by this Declaration, as amended from time to time, inclusive of each amendment;

(w) “Trust Property” means as of any particular time any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust or any Series, or the Trustees on behalf of the Trust or any Series;

(x) “Trustee” means the person or persons who are Continuing Trustees and all other persons who may from time to time be duly elected or appointed and have qualified to serve as Trustees in accordance with the provisions hereof, in each case so long as such person shall continue in office in accordance with the terms of this Declaration, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his or her or their capacity as Trustees hereunder.

ARTICLE II.

Shares

Section 1. Beneficial Interest

The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series and Classes within a Series as the Trustees shall from time to time create and establish.  The number of Shares authorized hereunder is unlimited.  Each Share shall have a par value of $0.01, unless otherwise determined by the Trustees in connection with the creation and establishment of a Series or Class.  All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

Section 2. Other Securities

The Trustees may, subject to the Trust’s investment policies and the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including rights to purchase Shares, preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of the Trust or any Series or Class, they are hereby authorized and empowered to amend or supplement this Declaration, as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 3. Status of Shares

(a) The Shares shall be personal property giving only the rights in this Declaration specifically set forth.

(b) Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to be bound by the terms of this Declaration and the Bylaws.

(c) The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees. Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares.

(d) Other than (1) distribution charges of any agent or any Person, including, without limitation, the custodian, transfer agent, shareholder servicing agent or similar agent, lawyer, accountant or broker, for which the Trustees shall have the power to cause each Shareholder to pay directly, in advance or arrears, a pro rata amount as defined from time to time by the Trustees and (2) as otherwise provided in this Declaration (including, without limitation, Article II, Section 12(h) regarding damages and Article II, Section 12 regarding indemnification) and the Bylaws, no Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class.

(e) Shareholders shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust or any Series.

(f) The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust or any Series shall not operate to terminate the Trust or any Series, not entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or any Series or the Trustees, but entitle such representative only to the rights of such Shareholder under this Declaration.

Section 4. No Preemptive Rights

The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights or privileges or to cumulative voting rights, except as specified in this Article II or as specified by the Trustees when creating the Shares, as in preferred shares. Any or all of the Shares, whenever authorized, may be issued, or may be reissued and transferred if such Shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for such lawful consideration and on such terms as the Board of Trustees determines in its discretion without first offering the Shares to any such holder.

    Section 5. Derivative Claims.

No Shareholder shall have the right to bring or maintain any action, proceeding, claim, or suit (“Action”) on behalf of the Trust or any Series or Class of Shares or Shareholders (a)(i) unless such Shareholder is a Shareholder at the time such Action is commenced and such Shareholder continues to be a Shareholder throughout the duration of such Action and (a)(ii)(1) at the time of the transaction or event underlying such Action, such Shareholder was a Shareholder or (2) such Shareholder’s status as a Shareholder devolved upon the Shareholder by operation of law or pursuant to the terms of this Declaration from a person who was a Shareholder at the time of the transaction or event underlying such Action and (b) without first making demand on the Trustees requesting the Trustees to bring or maintain such Action and such demand has the support of Shareholders owning a majority of the outstanding Class or Series of Shares affected by the proposed Action. Such demand shall not be excused under any circumstances, including allegations or claims of interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable non-monetary injury to the Trust or Series or Class of Shares or Shareholders would otherwise result. Such demand shall be mailed to the Secretary at the Trust’s principal office and shall set forth with particularity the nature of the proposed Action and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees who are not Interested Persons of the Trust (the “Independent Trustees”) shall consider such demand. In their sole discretion, the Independent Trustees may decide to bring, maintain, or settle such Action or to not bring, maintain, or settle such Action, or may submit the matter to a vote of Shareholders of the Trust or a Series or Class thereof, as appropriate. Any decision by the Independent Trustees to bring, maintain, or settle such Action, or to submit the matter to a vote of Shareholders, shall be binding upon all Shareholders who will be prohibited from maintaining a separate competing Action relating to the same subject matter. Any decision by the Independent Trustees not to bring or maintain an Action on behalf of the Trust or a Series or Class shall be subject to the right of the Shareholders to vote on whether or not such Action should or should not be brought or maintained as a matter presented for Shareholder consideration pursuant to the provisions of the Bylaws regarding Shareholder requested special meetings; and the vote of Shareholders required to override the Independent Trustees’ decision and to permit the Shareholder(s) to proceed with the proposed Action shall be 75 percent of the outstanding Shares of the Trust or 75 percent of the outstanding Shares of the Series or Class affected by the proposed Action, as applicable.

Section 6. Arbitration.

Any Action, disputes, or controversies brought by or on behalf of a Shareholder (which, for purposes of this Section 6, shall mean any Shareholder or any beneficial owner of Shares, or any former Shareholder or beneficial owner of Shares), either on his, her or its own behalf, on behalf of the Trust or on behalf of any Series or Class of Shares or Shareholders against any Trustee, or officer, investment manager, agent, or employee of the Trust, or their affiliates (collectively the “Trust Parties”) or against the Trust, including any Action, disputes, or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Declaration or the Bylaws (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes, shall on the demand of any of the Trust Parties or the Trust against whom such Dispute is brought be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as modified herein. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against any of the Trust Parties or the Trust and class actions by Shareholders against any of the Trust Parties or the Trust.

There shall be three arbitrators. If there are (a) only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt by respondent of a copy of the demand for arbitration and (b) more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator. The two party-nominated arbitrators shall jointly nominate the third and presiding arbitrator within 15 days of the nomination of the second arbitrator. If any arbitrator has not been nominated within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause. For the avoidance of doubt, the arbitrators appointed by the parties to such Dispute may be affiliates or interested persons of such parties but the third arbitrator elected by the party arbitrators or by the AAA shall be unaffiliated with either party.

 The place of arbitration shall be New York, New York unless otherwise agreed by the parties.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Delaware. Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. The Award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based.

Except as otherwise set forth in Section 14 of this Article II or as otherwise agreed between the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case, award any portion of the Trust’s award to the claimant or the claimant’s attorneys.

The Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon the Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset. The party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Award or such other date as the Award may provide.

This Section 6 is intended to benefit and be enforceable by the Trust Parties and the Trust and shall be binding on the Shareholders of the Trust and the Trust, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

Section 7. Trust Only

It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act, thus only creating the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

Section 8. Issuance of Shares

(a) The Trustees, in their discretion, may from time to time issue shares without vote of the Shareholders, including preferred shares that may have been established pursuant to Section 2 of this Article II, in addition to the then-issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, including pursuant to shareholder rights or similar plans that provide for the issuance of Shares to certain Shareholders, to the extent permissible under Delaware law and the 1940 Act, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of, liabilities) and businesses.

(b) The Trustees may from time to time divide or combine the Shares of the Trust or of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest in such Shares, provided that nothing in this

Section 8(b) shall limit the ability of the Trustees to cause Shares to be issued pursuant to Section 8(a) of this Article II;

(c) Issuance and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

Section 9. Establishment and Designation of Series or Class

(a) The establishment and designation of any Series or Class thereof shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.

(b) Shares of each Series or Class established pursuant to this Article II, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

(i) Assets Held with Respect to a Particular Series

All consideration received by the Trust, including on behalf of or with respect to a Series, for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall irrevocably be held separately with respect to that Series for all purposes, subject only to the rights of creditors of such Series, from the assets of the Trust and every other Series and shall be so recorded upon the books of account of the Trust and its Series. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately in such separate and distinct records from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

(ii) Liabilities Held with Respect to a Particular Series

The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as “liabilities held with respect to” that Series or Class. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series. Notice of this contractual limitation on liabilities among Series shall be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series or the Trust generally.

(iii) Dividends and Distributions

Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or a Class associated with such Series. The dividends and distributions or other payments, including those for any Series or Class that hereafter may be created, shall be in such amounts as may be declared from time to time by the Trustees, whether by specifying the amounts, establishing formulas, or otherwise, and such dividends and distributions may vary from Series to Series or Class to Class to such extent and for such purposes as the Trustees may deem appropriate, including, but not limited to, the purposes of complying with requirements of regulatory or legislative authorities or the terms of any preference attaching to one or more Series or Classes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(iv) Equality

All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series). Subject to the adoption of shareholder rights or similar plans as set forth in Section 8(a) of this Article II, each Share of any particular Series shall be equal to each other Share of that Series and, with respect to any Class of a Series, each such Class shall represent interests in the assets of that Series and have the same voting, dividend, liquidation and other rights and terms and conditions as each other Class of that Series, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class.

(v) Fractions

Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(vi) Combination of Series

The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class, unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class; provided, however, that the Trustees may not change Outstanding Shares in a manner materially adverse to Shareholders of such Series or Class.

Section 10. Register of Shares

(a) The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class.

(b) No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.

(c) The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class and similar matters.  The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation.  Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

(d) The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class and as to the number of Shares of each Series or Class held from time to time by each Shareholder.

(e) No Shareholder shall be entitled to receive any payment of a dividend or distribution, nor to have notice given to him as provided herein or in the Bylaws, until he or she has given his or her address to the Trust or to the Trust’s transfer or similar agent.

Section 11. Transfer Agent and Registrar

(a) The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable record books therein, the original issues and transfers, if any, of the said Shares.

(b) Any transfer agents and/or registrars that the Trustees employ shall perform the duties that are usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

Section 12. Transfer of Shares; Limitations on Ownership

(a) Except as otherwise provided by the Trustees, Shares shall be transferable on the record books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust’s transfer or similar agent of a duly executed instrument of transfer (together with a Share certificate if one is outstanding), and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees, including compliance with any securities laws and contractual restrictions as may reasonably be required. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the Bylaws, the transfer shall be recorded on the record books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder, and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

(b) Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable record books of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

(c) Certain Acquisitions Prohibited

(i) Restrictions on Certain Acquisitions of Shares. If a Person shall attempt to purchase or acquire in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise, any Shares or any option, warrant or other right to purchase or acquire Shares (such warrant, option, or security being an “Option”) or any securities convertible into or exchangeable for Shares or any interest in any other entity that directly, indirectly or constructively owns any Shares (any such purchase or acquisition being an “Acquisition”), in each case, whether voluntary or involuntary, of record, beneficially, by operation of law or otherwise (provided, however, that a transaction that is a pledge (and not an acquisition of tax ownership for U.S. federal income tax purposes) shall not be deemed an Acquisition but a foreclosure pursuant thereto shall be deemed to be an Acquisition), and such Acquisition shall cause such Person to become either an owner (within the meaning of Section 382 of the Code) or a beneficial owner (within the meaning of Section 13 of the Exchange Act) of greater than 4.99 percent of the Shares (a “Five Percent Shareholder”) or increase the percentage of Shares owned by a Five Percent Shareholder, then such Person shall be a “Restricted Holder” and such Shares shall be “Excess Shares,” and such Acquisition of Excess Shares shall not be permitted and such transfer of Excess Shares to the Restricted Holder shall be void  ab initio  except as authorized pursuant to this Article II, Section 12; provided, however, that for purposes of determining the existence and identity of, and the amount of Shares owned by, any Five Percent Shareholders or Restricted Holders, the Trust is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G under the Exchange Act (or any similar schedules) as of any date and (b) the Trust’s actual knowledge of the ownership of the Shares.

(ii) Requests for Exceptions. The restrictions contained in this Article II, Section 12, are for the purpose of reducing the risk that any change in the ownership of Shares may jeopardize the preservation of the Trust’s U.S. federal, state and local income tax attributes under Code Section 382 or equivalent provisions of state or local law (collectively, the “Tax Benefits”). In connection therewith, and to provide for the effective policing of these provisions, a Restricted Holder who proposes to effect an Acquisition of Excess Shares, prior to the date of the proposed Acquisition, shall request in writing (a “Request”) that the Board of Trustees review the proposed Acquisition of Excess Shares and authorize or not authorize the proposed Acquisition pursuant to this Subsection (c)(ii). A Request shall be mailed or delivered to the Secretary of the Trust at the Trust’s principal place of business. Such Request shall be deemed to have been delivered only when actually received by the Secretary of the Trust. A Request shall include: (1) the name, address and telephone number of the Restricted Holder; (2) a description of the interest proposed to be Acquired by the Restricted Holder; (3) the date on which the proposed Acquisition is expected to take place; (4) the name of the intended transferor of the interest to be Acquired by the Restricted Holder; and (5) a Request that the Board of Trustees authorize, if appropriate, the Acquisition of Excess Shares pursuant to this Subsection (c)(ii) and inform the Restricted Holder of its determination regarding the proposed Acquisition. If a Restricted Holder duly submits a proper and complete Request to the Secretary of the Trust, at the next regularly scheduled meeting of the Board of Trustees following the tenth business day after receipt by the Secretary of the Trust of the Request, the Board of Trustees will act to determine whether to authorize the proposed Acquisition described in the Request, in accordance with this Subsection (c)(ii) and Article II, Section 12, Subsection (e). The Board of Trustees shall conclusively determine whether to authorize the proposed Acquisition, in its sole discretion and judgment, and shall cause the Restricted Holder making the Request to be informed of such determination as soon as practicable thereafter.

(d) Effect of Unauthorized Acquisition. Any Acquisition of Excess Shares attempted or purported to be made in violation of this Article II, Section 12, shall be null and void ab initio to the fullest extent permitted by law. In the event of an attempted or purported Acquisition of Excess Shares by a Restricted Holder in violation of this Article II, Section 12, the Trust shall be deemed to be the agent for the transferor of the Excess Shares. The Trust shall be such agent for the limited purpose of consummating a sale of the Excess Shares to a Person who is not a Restricted Holder (an “Eligible Transferee”), which may include, without limitation, the transferor. The record ownership of the Excess Shares shall remain in the name of the transferor until the Excess Shares have been sold by the Trust or its assignee, as agent, to an Eligible Transferee. Neither the Trust, as agent, nor any assignee of its agency hereunder, shall be deemed to be a Shareholder nor be entitled to any rights of a Shareholder, including, but not limited to, any right to vote the Excess Shares or to receive dividends or liquidating distributions in respect thereof, if any, but the Trust or its assignee shall only have the right to sell and transfer the Excess Shares on behalf of and as agent for the transferor to another person or entity; provided, however, that an Acquisition to such other person or entity does not violate the provisions of this Article II, Section 12. Until the Excess Shares are Acquired by an Eligible Transferee, the rights to vote and to receive dividends and liquidating distributions with respect to the Excess Shares shall remain with the transferor. The intended transferee of the Excess Shares and the Restricted Holder with respect to any Excess Shares shall not be entitled to any rights of Shareholders, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions with respect to the Excess Shares. In the event of a permitted sale and transfer, whether by the Trust or its assignee, as agent, the proceeds of such sale shall be applied first, to reimburse the Trust or its assignee for any expenses incurred by the Trust acting in its role as the agent for the sale of the Excess Shares, second, to the extent of any remaining proceeds, to reimburse the intended transferee for any payments made to the transferor by such intended transferee for such shares, and the remainder, if any, to the original transferor.

(e) Authorization of Acquisition of Shares by a Restricted Holder. The Board of Trustees may authorize an Acquisition of Excess Shares by a Restricted Holder, if, in its sole discretion and judgment it determines that the Acquisition is in the best interests of the Trust and its Shareholders. In deciding whether to approve any proposed Acquisition of Excess Shares by a Restricted Holder, the Board of Trustees may seek the advice of counsel (including with respect to the Trust’s preservation of the Tax Benefits) and may request all relevant information from the Restricted Holder with respect to all Shares directly or indirectly owned by such Restricted Holder. Any Person who makes a Request of the Board of Trustees pursuant to Article II, Section 12, to effect an Acquisition of Excess Shares shall reimburse the Trust, on demand, for all reasonable costs and expenses incurred by the Trust with respect to any proposed Acquisition, including, without limitation, the Trust’s reasonable costs and expenses incurred in determining whether to authorize that proposed Acquisition.

(f) Certain Indirect Prohibited Acquisitions. In the event an Acquisition would be in violation of this Article II, Section 12, as a result of attribution under federal tax and securities laws to the intended transferee of the ownership of Shares by a Person (an “Other Person”) who is not controlling, controlled by or under common control with the intended transferee, which ownership is nevertheless attributed under federal tax and securities laws to the intended transferee, the restrictions contained in this Article II, Section 12, shall not apply in a manner that would invalidate any Acquisition to such Other Person, and the intended transferee and any Persons controlling, controlled by or under common control with the intended transferee (collectively, the “Intended Transferee Group”) shall automatically be deemed to have transferred to the Trust, sufficient Shares (which Shares shall: (i) consist only of Shares held legally or beneficially, whether directly or indirectly, by any member of the Intended Transferee Group, but not Shares held through any Other Person, other than Shares held through a Person acting as agent or fiduciary for any member of the Intended Transferee Group; (ii) be deemed transferred to the Trust, in the inverse order in which it was acquired by members of the Intended

Transferee Group, and (iii) be treated as Excess Shares) to cause the intended transferee, following such transfer to the Trust, not to be in violation of the restrictions contained in this Article II, Section 12; provided, however, that to the extent the foregoing provisions of this subsection (f) would not be effective to prevent an Acquisition in violation of this Article II, Section 12, the restrictions contained in this Article II, Section 12, shall apply to such other Shares owned by the intended transferee (including Shares actually owned by Other Persons), in a manner designed to minimize the amount of Shares subject to the restrictions contained in this Article II, Section 12, or as otherwise determined by the Board of Trustees to be necessary to prevent an Acquisition in violation of the restrictions contained in this Article II, Section 12 (which Shares shall be treated as Excess Shares).

(g) Prompt Enforcement; Further Actions. After obtaining actual knowledge of an Acquisition of Excess Shares by a Restricted Holder, the Trust may demand the surrender, or cause to be surrendered, to it, the Excess Shares, or any proceeds received upon a sale of the Excess Shares, and any dividends or other distributions made with respect to the Excess Shares. If such surrender is not made within 30 business days from the date of such demand, the Trust may institute legal proceedings to compel such transfer; provided, however, that nothing in this Subsection (g) shall: (i) be deemed inconsistent with the Acquisition of the Excess Shares being deemed null and void pursuant to subsection (d) hereof; (ii) preclude the Trust in its discretion from immediately bringing legal proceedings without a prior demand; or (iii) cause any failure of the Trust to act within the time periods set forth in this subsection (c) to constitute a waiver or loss of any right of the Trust under this Article II, Section 12.

(h) Damages. Any Restricted Holder who knowingly violates the provisions of this Article II, Section 12, and any persons controlling, controlled by or under common control with such a Restricted Holder, shall be jointly and severally liable to the Trust for, and shall indemnify and hold the Trust harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the Trust’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(i) Conditions to Acquisition; Responsibilities of Transfer Agent. The Trust may require, as a condition to the registration of the Acquisition of any Shares or the payment of any distribution on any of its Shares, that the intended transferee or payee furnish to the Trust all information reasonably requested by the Trust with respect to all the direct or indirect ownership interests in such Shares. The Trust may make such arrangements or issue such instructions to its transfer agent as may be determined by the Board of Trustees to be necessary or advisable to implement this Article II, Section 12, including, without limitation, instructing the transfer agent not to register any Acquisition of Shares on the Trust’s record books if the transfer agent has knowledge that such Acquisition would be prohibited by this Article II, Section 12, and/or authorizing such transfer agent to require an affidavit from an intended transferee regarding such Person’s actual and constructive ownership of Shares and other evidence that an Acquisition will not be prohibited by this Article II, Section 12, as a condition to registering any Acquisition.

(j) Authority of Board of Trustees to Interpret. Nothing contained in this Article II, Section 12, shall limit the authority of the Board of Trustees to take such other action to the extent permitted by law, including with retroactive application, as it deems necessary or advisable to protect the Trust and to preserve the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law or other event or situation making one or more of the following actions necessary or desirable, the Board of Trustees may, by adopting a written resolution and without Shareholder approval, modify or interpret the definitions of any terms or conditions set forth in this Article II, Section 12 as appropriate to prevent an ownership change for purposes of Section 382 of the Code or when it deems it to be otherwise necessary or advisable; provided, however, that the Board of Trustees shall not cause there to be such modification or interpretation unless (1) it concludes in writing that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, and its conclusion is based upon a written opinion of legal and/or tax counsel to the Trust or (2) such action is otherwise approved by a written instrument signed by a majority of the Continuing Trustees then in office.

The Trust and the members of the Board of Trustees shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the President, a Secretary, Treasurer, other officers of the Trust, the person or persons performing the functions of such officers, or of the Trust’s legal counsel, independent auditors, transfer agent, or other employees or agents in making the determinations and findings contemplated by this Article II, Section 12, and the members of the Board of Trustees shall not be responsible for any good faith errors made in connection therewith.

(k) NYSE Transactions. Nothing in this Article II, Section 12 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article II, Section 12 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article II, Section 12.

(l) Severability. If any part of the provisions of this Article II, Section 12, are judicially determined to be invalid or otherwise unenforceable, such invalidity or unenforceability shall not affect the remainder of the provisions of this Article II, Section 12, which shall be thereafter interpreted as if the invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the ability of the Trust to utilize to the greatest extent possible the Tax Benefit.

(m) Expiration. Each provision of this Article II, Section 12, shall apply until such time as the Board of Trustees determines in its sole discretion that such provision is no longer necessary for the preservation of the Trust’s Tax Benefits or otherwise necessary or advisable.

Section 13. Limitations of Liability and Indemnification of Shareholders

(a) Except as may be otherwise provided in this Declaration (including, without limitation, Article II, Section 12(h) regarding damages and Article II, Section 14 regarding indemnification) and the Bylaws, Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware and no Shareholder shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust or any Series.

(b) Except as may be otherwise provided in this Declaration (including, without limitation, Article II, Section 12(h) regarding damages and Article II, Section 14 regarding indemnification) and the Bylaws, if any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or such Person’s heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such claim or demand, but only out of the assets held with respect to the particular Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose. The Trust, on behalf of the applicable Series, may, at its option, assume the defense of any such claim made against such Shareholder. Neither the Trust nor the applicable Series shall be responsible for satisfying any obligation arising from such a claim that has been settled by the Shareholder without the prior written notice to, and consent of, the Trust and Series, as applicable.

Section 14. Indemnification of the Trust

Each Shareholder will be liable to the Trust for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such Shareholder’s breach of or failure to fully comply with any covenant, condition or provision of this Declaration or the Bylaws and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of the Trust’s highest marginal borrowing rate, per annum compounded, and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.  Notwithstanding anything in this Declaration and the Bylaws to the contrary, to the fullest extent permitted by law, in the event that (i) any current or prior Shareholder or anyone on their behalf (a “Claiming Party”) initiates any action, suit or proceeding, whether civil, criminal, administrative, or investigative, or asserts any claim or counterclaim (each, a “Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Trust (including any Claim purportedly filed on behalf of any other Shareholder) and/or any trustee, officer, employee or affiliate thereof (each, a “Trust Party”), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the applicable Trust Party for all fees, costs, and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the applicable Trust Party may incur in connection with such Claim. If any provision (or any part thereof) of this Section 14 shall be held to be invalid, illegal or unenforceable facially or as applied to any circumstance for any reason whatsoever: (1) the validity, legality and enforceability of such provision (or part thereof) in any other circumstance and of the remaining provisions of this Section 14 (including, without limitation, each portion of any subsection of this

Section 14 containing any such provision (or part thereof) held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent permitted by law, the provisions of this Section 14 (including, without limitation, each such portion containing any such provisions (or part thereof) held to be invalid, illegal or unenforceable) shall be construed for the benefit of the Trust to the fullest extent permitted by law so as to (a) give effect to the intent manifested by the provision (or part thereof) held invalid, illegal, or unenforceable, and (b) permit the Trust to protect its trustees, officers, employees and agents from personal liability in respect of their good faith service. Any person or entity purchasing or otherwise acquiring any interest in the shares of beneficial interest of the Trust shall be deemed to have notice of and consented to the provisions of this Section 14.

ARTICLE III.

Trustees

Section 1. Number, Election and Tenure

(a) Prior to a public offering of shares there may be a sole Trustee.  Thereafter, the number of Trustees shall be the number fixed from time to time by a written instrument signed by a majority of the Continuing Trustees then in office, or by resolution approved at a duly constituted meeting by a majority of the Continuing Trustees then in office.

(b) The Board of Trustees shall be divided into three Classes:  Class I, Class II and Class III.  The number of the Trustees in each class shall be determined by resolution of the Board of Trustees.  The Board of Trustees may determine by resolution those Trustees who shall be elected by Shareholders of a particular Series or Class of Shares (e.g., by a Series or Class of preferred shares) and may set forth in the Bylaws of the Trust or elsewhere the procedures for the qualification, nomination, appointment, and election of such Trustees. The term of office of Class I Trustees shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the registration statement relating to the Shares under the Securities Act.  The term of office of Class II Trustees shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the registration statement relating to the Shares under the Securities Act.  The term of office of Class III Trustees shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the registration statement relating to the Shares under the Securities Act.  At each subsequent annual election, the Trustees chosen to succeed those whose terms are expiring shall be identified as being in the same class as the Trustees whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of Shareholders, or thereafter in each case when their respective successors are elected and qualified.  The number of trusteeships shall be apportioned among the classes by the Board of Trustees so as to maintain the number of Trustees in each class as nearly equal as possible.

(c) In the event that less than the majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders’ meeting for the election of Trustees.

(d) Each Trustee shall serve during the lifetime of the Trust until he or she dies; resigns; has reached the mandatory retirement age, if any, as set by the Trustees; is declared incompetent by a court of appropriate jurisdiction; or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor.

Section 2. Effect of Resignation, Removal or Death

(a) A Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. Upon the resignation of a Trustee, each such resigning Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning Trustee.

(b) A Trustee may be removed only for cause by action of the Shareholders taken by the holders of shares with at least seventy-five (75) percent of the votes then entitled to be cast in an election of Trustees, or, in the case of Trustees elected by holders of senior securities, only by action of the holders of such senior securities with at least seventy-five (75) percent of the votes then entitled to be cast by the holders of such senior securities.  As used in this Section 2 (b), “senior securities” has the meaning assigned to such term by Section 18 of the 1940 Act and “cause” means (1) willful misconduct or gross negligence which is materially injurious to the Trust, (2) fraud or embezzlement or (3) a conviction of, or a plea of “guilty” or “no contest” to, a felony. Upon the removal of a Trustee, each such removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such removed Trustee, but the failure to do so shall in no way impair the rights of the successor Trustee.

(c) The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or any Series or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 3. Vacancies

(a) Whenever a vacancy in the Board of Trustees shall occur, the remaining Continuing Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article and the Bylaws, consistent with the limitations of the 1940 Act, by a written instrument signed by a majority of the Continuing Trustees then in office.

(b) If the Shareholders of any Series or Class of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Continuing Trustees or the sole remaining Continuing Trustee elected by that Series or Class may fill any vacancy among the number of Trustees elected by that Series or Class.

(c) Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article and the Bylaws, consistent with the limitations of the 1940 Act, made by a written instrument signed by a majority of the Continuing Trustees then in office.

(d) Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

(e) No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 4. Meetings

(a) The Board of Trustees may set forth in the Bylaws or elsewhere the requirements for the conduct of meetings of the Board of Trustees and any committee of the Trustees, including requirements as to notice of meetings, quorum for meetings, voting and actions taken by written consent.

Section 5. Powers

(a) The Trustees in all instances shall act as principals for and on behalf of the Trust and their acts shall bind the Trust.  Subject to the provisions of this Declaration, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of any kind on behalf of the Trust. The Trustees may perform such acts as, in their sole discretion, are proper for conducting the business of the Trust.

(b) The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration.

(c) The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal Bylaws for the conduct of the business of the Trust.

(d) The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Trustees may be exercised without order of or resort to any court. Without limiting the foregoing, the Trustees may:

(i) enlarge or reduce the number of Trustees, specifying the date when such action shall become effective, and fill vacancies caused by enlargement of their number or by the death, resignation, retirement or removal of a Trustee;

(ii) elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate;

(iii) appoint from their own number and establish and terminate one or more committees, consisting of one or more Trustees, that may exercise the powers and authority of the Board of Trustees to the extent that the Trustees so determine;

(iv) employ one or more custodians of the assets of the Trust and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;

(v) employ an Administrator for the Trust and authorize such Administrator to employ sub-administrators; employ an Investment Adviser to the Trust and authorize such Investment Adviser to employ sub-advisers; retain a transfer agent or a shareholder servicing agent, or both;

(vi) provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

(vii) redeem, repurchase and transfer Shares pursuant to applicable law;

(viii) set record dates for the determination of Shareholders with respect to various matters;

(ix) declare and pay dividends and distributions to Shareholders of the Trust or of each Series from the assets of the Trust or such Series;

(x) and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such Investment Adviser, Investment Manager, Administrator, sub-adviser, sub-manager, sub-administrator, custodian, transfer or shareholder servicing agent, or Principal Underwriter.

(e) Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

(f) Unless otherwise specified herein or in the Bylaws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware.

(g) Without limiting the foregoing, the Trustees shall also have the power and authority to cause the Trust (or to act on behalf of the Trust) to:

(h) invest and reinvest cash and other property, to hold cash or other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers’ acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or engage in “when issued” or delayed delivery transactions and in all types of financial instruments and hedging and risk management transactions; change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(i) sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

(ii) vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(iii) exercise powers and right of subscription or otherwise which in any manner arise out of ownership or securities;

(iv) hold any security or property in any form, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

(v) consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(vi) join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(vii) compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

(viii) enter into joint ventures, general or limited partnerships and any other combinations or associations;

(ix) borrow funds or other property or otherwise obtain credit or utilize leverage in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

(x) endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof, and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

(xi) purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(xii) adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(xiii) operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

(xiv) enter into contracts of any kind and description;

(xv) employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration or in the Bylaws;

(xvi) employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration or in the Bylaws;

(xvii) interpret the investment policies, practices, or limitations of any Series or Class; and

(xviii) establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article II;

(xix) allocate, to the fullest extent permitted by Section 3804 of the Delaware Act, assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article II; and

(xx) engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage subject to the requirements of the 1940 Act.

(xxi) The Trust or any Series shall not be limited to investing in obligations maturing before the possible termination of the Trust or any such Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder. The Trust may pursue its investment program and any other powers as set forth in this Section 5 of Article III either directly or indirectly through one or more subsidiary vehicles at the discretion of the Trustees or by operating in a master feeder structure.

(i) Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Principal Underwriter, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person, or entity in which such person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, Administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.

(j) The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreement and other instruments.

(k) The Trustees shall have the power to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust, other than the Share ledger, shall be open to inspection by Shareholders. No Shareholder shall have any right to inspect any account, book, or document of the Trust except to the extent permitted by statute or the Bylaws.

(l) Subject to Article II, Section 9, the Trustees shall have the power to pay, directly or indirectly through contractual arrangements, out of the assets or income of the Trust any expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust portfolio securities; expenses of sale, addition and reduction of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents, shareholder servicing agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its and their existence; costs of preparing and printing the prospectuses, statements of additional information and Shareholder reports of the Trust and each Series and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; registration fees and related expenses under state or foreign securities or other laws; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

Section 6. Ownership of Assets of the Trust

The assets of the Trust and each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial ownership in the Trust or Series.

Section 7. Execution of Advisory, Management and Distribution Arrangements

(a) Subject to such requirements and restrictions as may be set forth under federal and/or state law and in the Bylaws, including, without limitation, the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or non-exclusive advisory, management and/or administrative services (including, in each case, one or more sub-advisory, sub-management or sub-administration services) for the Trust or for any Series (or Class thereof) with any corporation, trust, association, or other organization, including any Affiliated Person; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Investment Adviser or Administrator to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust’s or a particular Series’ investments; authority for the Investment Adviser or Administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators, or such other activities as may specifically be delegated to such party.

(b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other organization, appointing it exclusive or non-exclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract (i) shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the Bylaws, including, without limitation, the requirements of Section 15 of the 1940 Act, (ii) may contain such other terms as the Trustees may determine, and (iii) may provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

(c) The Trustees are also empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust as the Board of Trustees determines to be in the best interests of the Trust and the applicable Series, including appointing it or them to act as the custodian, transfer agent dividend disbursing agent, fund accountant and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the Bylaws or stipulated by resolution of the Trustees.

(d) The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of applicable laws and regulations.

(e) The fact that:

(i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Adviser, Administrator, sub-adviser, sub-administrator, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

(ii) any corporation, trust, association or other organization with which an advisory, management, or administration contract or Principal Underwriter’s or distributor’s contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests,

(iii) shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

Section 8. Ownership of Shares

Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent. The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the Bylaws relating to the sale and redemption of such Shares.

Section 9. Limitation of Liability

(a) To the fullest extent that limitations on the liability of Trustees and officers are permitted by the Delaware Act, no Trustee or officer of the Trust shall have any liability to the Trust or its Shareholders for money damages, and no Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from an act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.  This limitation of liability applies to events occurring at the time a person serves as a Trustee or officer of the Trust whether or not such person is a Trustee or officer at the time of any proceeding in which liability is asserted.  No provision of this Article III, Section 9 shall be effective to protect or purport to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  Subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Trustee or officer of the Trust is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, that Trustee or officer shall not, on account thereof, be held to any personal liability.  No amendment to the Declaration shall affect the right of any person under this Section 9 based on any event, omission or proceeding prior to such amendment.

(b) A Trustee who has been determined to be an “audit committee financial expert” for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 (“SOX”) or any successor provision thereto or has been designated as the Chairman or Vice-Chairman of the Board of Trustees by the Board of Trustees shall not be subject to any greater liability or duty of care in discharging such Trustee’s duties and responsibilities by virtue of such determination or designation than is any Trustee who has not been so designated.

(c) Any repeal or modification of this Section 9 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 10. Indemnification

(a) The Trust shall indemnify and advance expenses to its currently acting and former Trustees to the fullest extent that indemnification of Trustees is permitted by the Delaware Act.  The Trust shall indemnify and advance expenses to its currently acting and former officers to the same extent as its Trustees and to such further extent as is consistent with law.  The Board of Trustees may by Bylaw, resolution or agreement make further provision for indemnification of Trustees, officers, employees and agents to the fullest extent permitted by the Delaware Act.  No provision of this Article III, Section 10 shall be effective to protect or purport to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  No amendment to the Declaration shall affect the right of any person under this Section 10 based on any event, omission or proceeding prior to such amendment.

ARTICLE IV.

Shareholders

Section 1. Meetings

Meetings of the Shareholders shall be called and notice thereof and record dates therefore shall be given and set as provided in the Bylaws.

Section 2. Voting

(a) The Shareholders shall have power to vote only with respect to the election or removal of Trustees as provided in Article III hereof, and with respect to the approval of certain transactions as provided in Article V and Article VI, Section 3 hereof, and such additional matters relating to the Trust or the applicable Series as may be required by applicable law, this Declaration, the Bylaws or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

(b) Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

(c) Unless provided elsewhere in this Declaration, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except when required by the 1940 Act, Shares shall be voted by individual Series;

(d) There shall be no cumulative voting in the election of Trustees.

(e) Shares may be voted in person or by proxy.

(f) Until Shares of a Series or Class are issued, the Trustees may exercise all rights of Shareholders of that Series or Class and may take any action required by law, this Declaration or the Bylaws to be taken by the Shareholders with respect to that Series or Class. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Section 3. Quorum and Required Vote

The provisions regarding the constitution of a quorum and the required vote for actions taken at meetings of the Shareholders shall be set as provided in the Bylaws.

Section 4. Proxies

(a) A proxy may be given in writing. The Bylaws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner.

Section 5. Record Dates

For the purpose of determining the Shareholders of the Trust or any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of the Trust, such Series or Class having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for the Trust or for one or more Series or Classes at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for the Trust, different Series or Classes.

Section 6. Additional Provisions

The Bylaws may include further provisions for Shareholders, votes and meetings and related matters.

ARTICLE V.

Requirements for the Approval of Certain Transactions

Section 1. Required Vote

Notwithstanding anything else contained herein or in the Bylaws, a favorable vote of the holders of at least seventy-five (75) percent of the outstanding Shares of each affected Series or

Class voting separately as a Series or Class, shall be required to approve, adopt or authorize (i) a merger or consolidation or share exchange of the Trust, such Series or Class with any other entity, other than an entity ninety (90) percent or more of which is owned by the Trust, (ii) a sale of all or substantially all of the assets of the Trust (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Trust, unless such action has previously been approved, adopted or authorized by the affirmative vote of at least seventy-five (75) percent of the total number of Trustees, in which case the affirmative vote of the holders of a majority of the outstanding shares of each affected Series or Class, voting separately as a Series or Class, shall be required. Notwithstanding the foregoing, the approval of any affected Series or Class of the Trust shall not be required for any mortgage, pledge, or creation of any other security interest in any or all of the assets of the Trust or any Series, whether or not in the ordinary course of its business, or for the exercise of the rights and remedies provided with respect thereto.

ARTICLE VI.

Net Asset Value, Distributions and Redemptions

Section 1. Determination of Net Asset Value

The net asset value of each outstanding Share of the Trust or any Series shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act.  The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the registration statement or as may otherwise be determined by the Trustees.  The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the registration statement or as may otherwise be determined by the Trustees.  The net asset value per Share shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

Section 2. Distributions

Shareholders are entitled to receive dividends and distributions in such amounts and at such times as may be determined by the Trustees, as the Trustees may deem necessary or desirable.  Distributions pursuant to this Section 2 may be among the Shareholders of record of the applicable Series or Class of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.  The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or the applicable Series or to meet obligations of the Trust or the applicable Series, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.  Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

Section 3. Redemptions

The Shares of the Trust or any Series are not redeemable by Shareholders. Notwithstanding anything else contained herein or in the Bylaws, a favorable vote of (a) at least seventy-five (75) percent of the total number of Trustees, including a majority of the Trustees who are not Interested Persons of the Trust, (b) at least seventy-five (75) percent of the outstanding Shares of each Class or Series of the Trust (which includes common shares and preferred shares together) and (c) at least seventy-five (75) percent of all votes of preferred shares, if any, of the Trust, voting as a separate class, shall be required to approve, adopt or authorize an amendment to the Declaration that makes the Shares of the Trust a “redeemable security” (as that term is defined in section 2(a)(32) of the 1940 Act).

Section 4. Disclosure of Ownership

The holders of Shares or other securities of the Trust shall, upon demand, disclose to the Trustees, in writing, such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

ARTICLE VII.

Duration, Termination, Reorganization and Amendments

Section 1. Duration

Subject to possible termination in accordance with the provisions of Section 2 of this Article VII, the Trust created hereby shall continue without limitation of time.

Section 2. Termination of the Trust or Any Series or Class

(a) The Trust or any Series of Shares or Class thereof may be terminated at any time in accordance with Article V.

(b) Upon the requisite Shareholder vote or action by the Trustees to terminate the Trust or any one or more Series or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

(c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be signed by any one Trustee.

Section 3. Reorganization

(a) The Trustees may, without Shareholder approval, unless such approval is required by applicable law or by the terms of Article V of this Declaration:

(i) cause the Trust to merge or consolidate with or into one or more trusts (or Series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation);

(ii) cause any one or more Series (or Classes) of the Trust to merge or consolidate with or into any one or more other Series (or Classes) of the Trust, one or more trusts (or Series or Classes thereof to the extent permitted by law), partnerships, associations, corporations;

(iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; or

(iv) cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.

(b) Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration or the Bylaws, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the governing instrument of the Trust (including the Bylaws) or effect the adoption of a new governing instrument of the Trust.

(d) The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and, consistent with the requirements of Article V of this Declaration, may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any Series of Classes thereof.

(e) The approval of the Trustees shall be sufficient, to the extent consistent with Article V of this Declaration, to cause the Trust, or any Series thereof, to sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series of the Trust or to another entity to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include Shares or interest in such

Series of the Trust, entity, or Series. Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust or any Series to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder structure.

Section 4. Amendments

(a) Except as specifically provided in this Section 4, the Trustees may, without Shareholder vote, restate, amend, or otherwise supplement this Declaration. Shareholders shall have the right to vote on:

(i) any amendment that is determined by the Trustees to affect the Shareholders’ right to vote granted in Article III, Sections 1 and 2 (regarding the election and removal of Trustees), Article V (regarding merger, sale of assets, or liquidation of the Trust) and Article VI, Section 3 (regarding the conversion of Shares to “redeemable securities”) hereof;

(ii) any amendment to this Article VII, Section 4;

(iii) any amendment that may require the Shareholders’ vote under applicable law or by the Trust’s registration statement, as filed with the Commission; and

(iv) any amendment submitted to the Shareholders for their vote by the Trustees.

(b) The Trustees may not amend this Declaration to alter or amend the percentage of voting Shares required to approve any transaction or matter which requires a specific Shareholder vote under this Declaration unless an equivalent vote of Shareholders has authorized such alteration or amendment. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance or its coverage, advances, indemnification or other benefit with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification, as provided in the Bylaws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

(c) A favorable vote of (a) at least seventy-five (75) percent of the total number of Trustees, including a majority of the Trustees who are not Interested Persons of the Trust, (b) at least seventy-five (75) percent of the outstanding Shares of each Series or Class of the Trust (which includes common shares and preferred shares together) and (c) at least seventy-five (75) percent of all votes of preferred shares, if any, of the Trust, voting as a separate class, shall be required to approve, adopt or authorize an amendment to this Article VII, Section 4.

ARTICLE VIII.

Miscellaneous

Section 1. Liability of Third Persons Dealing with Trustees

No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or any Series or upon such Trustees’ order.

Section 2. Filing of Copies, References, Headings

The original or a copy of this Declaration and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration or of any such restatements and/or amendments. In this Declaration and in any such restatements and/or amendments, references to this Declaration, and all expressions such as “herein,” “hereof,” and “hereunder,” shall be deemed to refer to this Declaration as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration may be executed in any number of counterparts each of which shall be deemed an original.

Section 3. Applicable Law

(a) This Declaration and the Trust created hereunder are to be governed by and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b) Notwithstanding anything herein to the contrary, there shall not be applicable to the Trust, the Trustees, or this Declaration either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration.

Section 4. Provisions in Conflict with Law or Regulations

(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 5. Writings

To the fullest extent permitted by applicable laws and regulations:

(a) all requirements in this Declaration or in the Bylaws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

(b) all requirements in this Declaration or in the Bylaws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

By: /s/ Peter K. Werner
Name: Peter Werner
Title: Trustee